EXHIBIT 16.1

September 18, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated September 18, 2003 of Docucon, Inc. and are in agreement with the statements contained therein.

Very truly yours,

/s/ Ernst & Young LLP